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EXHIBIT 10.5
                                PROMISSORY NOTE
                                  (Term Loan)

$2,000,000                                                        March 27, 1997


     FOR VALUE RECEIVED, the undersigned, THT Inc., Setterstix Corporation and Jackburn Mfg., Inc. (each being a "Borrower" and, collectively, the
                                   --------
"Borrowers"), hereby promise, jointly and severally, to pay to the order of
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FLEET BANK N.A. (the "Bank"), in lawful money of the United States of America,
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the principal sum of TWO MILLION DOLLARS ($2,000,000) as follows: (i) twenty
(20) consecutive equal quarterly installments on the last Business Day (as such term is defined in the Credit Agreement referred to below) of each quarter, commencing on June 30, 1997, each such installment to be in an amount equal to $100,000, and (ii) a final installment of principal on March 31, 2002, in an amount equal to the then outstanding principal amount of this Note.

     This Note shall bear interest from the date hereof on the unpaid principal balance hereof at the rates, and payable on the dates, specified in the Credit Agreement referred to below.

     Payments of both principal and interest on this Note shall be made in immediately available funds at the office of the Bank at 1133 Avenue of the Americas, New York, New York, or at such other place as the holder of this Note shall designate by a notice in writing to the Borrower.

     If any amount hereunder is payable on a day that is not a Business Day, the due date thereof shall be extended to the immediately succeeding Business Day and interest thereon shall accrue during the period of such extension at the rate provided in the Credit Agreement.

     This Note is the Term Note referred to in the Credit Agreement dated as of March 27, 1997 (said Credit Agreement, as amended, supplemented or modified from time to time, herein called the "Credit Agreement") among the Borrowers and
                                      ----------------
the Bank and evidences the Term Loan outstanding under the Credit Agreement made by the Bank to the Borrowers. This Note is subject to acceleration in accordance with the provisions of the Credit Agreement and is secured by the Security Documents and the Collateral referred to in the Credit Agreement. The Borrowers may prepay or may be required to prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Credit Agreement.
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     This Note shall be governed by and construed in accordance with the laws of the State of New York.


                              Very truly yours,

                              THT INC.


                              By:     /s/ Frederick A. Rossetti
                                 -------------------------------------
                              Name:   Frederick A. Rossetti
                              Title:   President


                              SETTERSTIX CORPORATION



                              By:     /s/ Frederick A. Rossetti
                                 ----------------------------------------
                              Name:   Frederick A. Rossetti
                              Title:   Chief Executive Officer


                              JACKBURN MFG., INC.



                              By:     /s/ Frederick A. Rossetti
                                 ----------------------------------------
                              Name:   Frederick A. Rossetti
                              Title:   President